SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      April 17, 1995
                                                 --------------------



                            Commercial Credit Company
- ---------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


     Delaware                  1-6594                    52-0883351
     --------------       ----------------             --------------
     (State or other           (Commission             (IRS Employer
     jurisdiction of           File Number)            Identification No.)
     incorporation)

           300 Saint Paul Place, Baltimore, Maryland          21202
- ---------------------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


                                 (410) 332-3000
- ---------------------------------------------------------------------
              (Registrant's telephone number, including area code)




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                            COMMERCIAL CREDIT COMPANY
                           Current Report on Form 8-K


Item 5.  Other Events
         ------------


Results of Operations
- ---------------------

The net income of Commercial Credit Company (the "Company") for the three months ended March 31, 1995 was $47.1 million compared to $52.6 million in the corresponding 1994 period. The Company's income before income taxes, minority interest and cumulative effect of changes in accounting principles for the three months ended March 31, 1995 was $73.3 million compared to $87.2 million in the corresponding 1994 period. The Company's revenues for the three months ended March 31, 1995 were $333.2 million compared to $384.3 million in the corresponding 1994 period.

On December 30, 1994 the Company sold its remaining 50% interest in Commercial Insurance Resources, Inc., the parent of Gulf Insurance Company (Gulf), to an affiliate, The Travelers Indemnity Company, for $150 million and accordingly results of operations for 1995 do not include Gulf's results.

At March 31, 1995 the Company had total debt consisting of certificates of deposit of $82.8 million, short-term borrowings of $1,827.5 million and long-term debt of $4,510.0 million. In addition the Company's total stockholder's equity at March 31, 1995 was $1,140.1 million.


Ratio of Earnings to Fixed Charges
- ----------------------------------

The Company's ratio of earnings to fixed charges for the quarter ended March 31, 1995 was 1.63. This ratio has been computed by dividing earnings available for fixed charges by fixed charges. For the purpose of this ratio earnings available for fixed charges consist of pre-tax income from continuing operations adjusted for undistributed equity earnings and minority interest and fixed charges; and fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.














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                         COMMERCIAL CREDIT COMPANY
                          SELECTED FINANCIAL DATA
                          (In millions of dollars)

                                             Three months ended
     Business Segment Data                       March 31,
     ---------------------                 ---------------------

                                              1995       1994
                                              ----       ----

     Revenues:
     Consumer Finance                       $  323.3   $  299.3
     Insurance Services (Gulf)                   -         74.4
     Corporate and Other                         9.9       10.6
                                             -------    -------
                                            $  333.2   $  384.3
                                             =======    =======

     Net Income
     Consumer Finance                       $   55.5   $   51.2
     Insurance Services (Gulf)
       (after minority interest of
       $3.7 in 1994)                             -          3.7
     Corporate and Other                        (8.4)      (2.3)
                                             -------    -------
     Net income                             $   47.1   $   52.6
                                             =======    =======



                                            As of, and for, the
                                             three months ended
     Consumer Finance Operations                 March 31,
     ---------------------------           ----------------------

                                              1995       1994
                                              ----       ----
     Net receivables
       Real estate-secured loans            $2,888.0   $2,757.8
       Personal loans                        2,934.6    2,563.3
       Credit cards                            696.8      684.6
       Sales finance and other                 450.0      439.1
                                             -------    -------

     Consumer finance receivables,
       net of unearned finance charges       6,969.4    6,444.8
     Accrued interest receivable                39.0       37.6
     Allowance for credit losses              (184.2)    (170.4)
                                            --------    -------
     Consumer finance receivables, net      $6,824.2   $6,312.0
                                             =======    =======

     Average yield                              15.43%     15.22%
     Average net interest margin                 8.65%      8.51%
     Charge-off rate                             2.16%      2.26%
     60+ days past due as % of
       receivables                               1.83%      2.00%
     Reserves as % of net receivables            2.64%      2.64%




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                                 SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




     Dated:  April 17, 1995                  COMMERCIAL CREDIT COMPANY



                                          By  /s/  William T. Bozarth
                                            --------------------------
                                                William T. Bozarth
                                                Vice President


































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